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                                                                      EXHIBIT 1


                                   AGREEMENT

                    RESPECTING JOINT FILING OF SCHEDULE 13D

         The undersigned hereby agree to jointly prepare and file with regulatory authorities this amended Schedule 13D reporting each of the undersigned's ownership of shares of the common stock, par value $.01 per share, of Medical Manager Corporation, a Delaware corporation, and hereby affirm that such amended Schedule 13D is being filed on behalf of each of the undersigned. The undersigned are entering into this Joint Filing Agreement as a result of having been parties to, directly or indirectly, that certain Voting Agreement to and for the benefit of Synetic, Inc. dated as of May 16, 1999. The Voting Agreement terminated upon the completion of the merger contemplated therein.

         IN WITNESS THEREOF this Joint Filing Agreement may be executed on one or more counterparts, each of which shall be deemed an original for all purposes and all of which together shall constitute one and the same Joint Filing Agreement, and this Joint Filing Agreement may be effected by a written facsimile of each party.

Dated: July 23, 1999.


                                    /s/ Michael A. Singer
                                    ------------------------------------



                                    MAS 1997 FAMILY LIMITED PARTNERSHIP


                                    By: MAS 1997 MANAGER, INC.,
                                        a general partner



                                    By: /s/ Michael A. Singer
                                        -------------------------------------
                                        Michael A. Singer
                                        President



                                    MAS 1997 MANAGER, INC.


                                    By: /s/ Michael A. Singer
                                        -------------------------------------
                                        Michael A. Singer
                                        President


                                    /s/ Richard W. Mehrlich
                                    -------------------------------------
                                    Richard W. Mehrlich


                                    Professional Management Systems, Inc.


                                    By: /s/ Richard W. Mehrlich
                                        ------------------------------------
                                        Richard W. Mehrlich
                                        President


                                    /s/ John H. Kang
                                    -------------------------------------
                                    John H. Kang